Calculation of Filing Fee Tables
S-8
BLUE OWL CAPITAL INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, par value $0.0001 per share	Other	50,000,000	$ 12.145	$ 607,250,000.00	0.0001381	$ 83,861.23
Total Offering Amounts:						$ 607,250,000.00		$ 83,861.23
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 83,861.23
Offering Note
[1]	(1) This Registration Statement covers an additional 50,000,000 shares of Class A common stock, par value $0.0001 per share (the "Class A Shares"), of Blue Owl Capital Inc., a Delaware corporation (the "Company"), available for issuance under the Second Amended and Restated Blue Owl Capital Inc. 2021 Omnibus Equity Incentive Plan (the "Plan"). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of Class A Shares as may be offered or issued under the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions that result in an increase in the number of the outstanding Class A Shares or shares issuable pursuant to awards granted under the Plan. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan. In accordance with Rule 457(h)(2) under the Securities Act, no separate fee calculation is required for such interests. (2) Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee, on the basis of $12.145 per Class A Share, which is the average of the high and low price per Class A Share as reported by the New York Stock Exchange on February 17, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A